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                                   EXHIBIT 5.1

                         OPINION OF MORSE & MORSE PLLC.
             RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED

                               MORSE & MORSE PLLC
                              1400 OLD COUNTRY ROAD
                               WESTBURY, NY 11590
                                 (516) 487-1446
                               (516) 487-1452/FAX


Ace Marketing & Promotions, Inc.                                  April 19, 2005
57 Rockaway Avenue
Valley Stream New York 11581

Re:  Registration Statement on Form S-8 of  Ace Marketing & Promotions, Inc.

Gentlemen:

         You have requested our opinion as counsel for Ace Marketing & Promotions, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.0001 per share, of the Registrant which may be issued pursuant to the direct issuance of shares or exercise of options granted or to be granted under the Registrant's 2005 Employee Benefit and Consulting Services Corporation Plan covering up to 2,000,000 shares (the "2005 Plan")

         We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Registrant in accordance with the terms of the 2005 Plan, upon the direct issuance of shares and/or exercise of options properly granted (or to be granted) under the 2005 Plan, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of the 2005 Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            MORSE & MORSE PLLC
                                            /s/ Steven Morse, Managing Member